EXHIBIT 99.1

FOR IMMEDIATE RELEASE
July 22, 2004

Contact:	John Breed
Director, Media and Government Relations
(713) 209-8835

COOPER INDUSTRIES REPORTS STRONG SECOND-QUARTER EARNINGS
OF $.89 PER SHARE
Company raises annual earnings outlook

HOUSTON, TX, July 22, 2004 – Cooper Industries, Ltd. (NYSE:CBE) today reported second-quarter 2004 net income of $83.9 million, or $.89 per share (diluted), compared with net income of $72.4 million, or $.78 per share, for the second quarter of 2003. The second quarter of 2003 included $8.6 million, or $.09 per share, after-tax income from the reversal of a restructuring accrual. Excluding this item, diluted earnings per share increased 29 percent in the second quarter of 2004, compared to the prior-year quarter. Revenues for the 2004 second quarter were $1.11 billion, up 9.7 percent compared with $1.01 billion for the same period in 2003. Operating earnings for the second quarter 2004 were $122.1 million, compared with $113.6 million for the 2003 second quarter. Excluding the restructuring accrual reversal in 2003, operating earnings increased 23 percent over the same period last year.

     “Our results for the second quarter were encouraging,” said H. John Riley, Jr., chairman, president and chief executive officer. “We generated strong core revenue growth and our operating margins continued to show solid year-over-year improvement, despite higher material, energy and transportation costs. Our employees are successfully executing our very defined strategy to maximize the global scope of our businesses and to leverage the unmatched breadth of our product lines. This, coupled with improving market conditions, is positively impacting the Company’s performance on all fronts.

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     “Our financial condition remained strong during the quarter,” said Riley. “Our debt-to-total-capitalization ratio net of cash at June 30, 2004, was 29.8 percent, down from 31.6 percent at the prior quarter’s end. We achieved this level after investing approximately $55 million to repurchase approximately one million shares of the Company’s common stock during the quarter. Second-quarter free cash flow totaled $138.8 million, bringing our year-to-date free cash flow to $188.2 million. We now expect to comfortably exceed our $300 million free cash flow objective for the year.

     “The past three months represented another period of solid revenue growth for the Company. Additionally, our key internal improvement initiatives are contributing to significant gains in operational performance. We enter the second half of 2004 with confidence that we are executing the right programs, the right way for the benefit of all of our shareholders,” Riley concluded.

     Revenues for the first half of 2004 were $2.17 billion, compared with $1.97 billion for the same period in 2003. Earnings per share for the first half of 2004 were $1.70, up from $1.39 for the same period in 2003. Net income for the first six months of 2004 was $161.6 million, compared with $129.0 million for the first six months of last year. Operating earnings in the first half of 2004 were $236.3 million, compared with $204.4 million for the 2003 first half. During the first half of 2004, earnings per share increased 31 percent, compared to the prior-year period, excluding the restructuring accrual reversal.

Segment Results

     Second-quarter 2004 revenues from the Electrical Products segment were up 11 percent to $928.9 million, compared with $839.0 million for the 2003 second quarter. Currency translation increased revenues by 1 percent in the period. Operating earnings for the segment in the 2004 second quarter were $129.4 million, compared with $109.2 million for the same period last year. Second-quarter 2004 operating margins were 13.9 percent, up from 13.0 percent in the 2003 second quarter, despite increasing commodity cost pressures.

     Improving demand from key commercial and industrial markets plus the impact of strategic growth initiatives resulted in revenue growth in all of the Company’s Electrical Products businesses. Worldwide sales of hazardous-duty products improved during the second quarter. Additionally, more robust electronic markets positively impacted sales of Cooper’s circuit

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protection and enclosure products. Sales of power transmission and distribution equipment rose as utilities increased maintenance spending to improve system reliability. Sales of lighting and wiring devices also increased despite an anticipated inventory adjustment in the retail market channel. Revenues in the Company’s European lighting and security businesses continued to grow at above-market rates.

     Year-to-date 2004 revenues for the Electrical Products segment were up 11 percent to $1.82 billion, compared with $1.64 billion for the same period in 2003. Operating earnings for the segment for the first half of 2004 were up 19 percent to $250.2 million, compared with $209.5 million for the same period last year.

     Second-quarter 2004 revenues from the Tools & Hardware segment increased 5 percent to $180.4 million from $171.9 million in the same period last year. Currency translation accounted for 2 percent of the second-quarter revenue increase, which, overall, was driven by improved industrial and electronic market sales and strong retail channel demand for new hand tool products. These gains were partially offset by an expected reduction in shipments of large automated assembly equipment.

     Operating earnings for the segment in the 2004 second quarter were $12.6 million, compared with $7.0 million for the same period last year. Operating margins in the 2004 second quarter improved significantly to 7.0 percent, compared with 4.1 percent for the 2003 second quarter.

     Revenues during the first half of 2004 in the Tools & Hardware segment were $354.3 million, compared with $325.5 million during the first six months of 2003. Operating earnings for the segment in the 2004 first half were $24.4 million, compared with $13.5 million for the first half of last year.

Outlook

     “While we are very pleased with the Company’s performance to date, we remain keenly focused on maximizing the earnings potential of our unique business franchise throughout the balance of the year,” said Riley. “We are gaining market presence as more and more customers recognize the distinctive benefits of Cooper’s broad range of quality products, services and solutions. Furthermore, our important internal initiatives to enhance productivity, control costs and create a unified technology platform across all of our businesses are resulting in higher levels of

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productivity. We also continue to strengthen and enhance our global footprint through penetration of emerging markets and greater low-cost manufacturing capabilities.

     “We are encouraged by the improvement that we have seen in several of our key market sectors,” said Riley. “That said, over the first half of 2004, we, like others, have experienced commodity price pressures. While we expect this pressure to continue, we are confident that our actions to increase prices and accelerate cost control and productivity programs will mitigate most of the impact of these rising costs. Consequently, we are raising our outlook for 2004 earnings to a range of $3.40 to $3.55 per share.”

     Cooper Industries, Ltd., with 2003 revenues of $4.1 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, the Company’s administrative headquarters are in Houston, Texas. Cooper has more than 27,000 employees serving more than 100 locations around the world, and sells products to customers in more than 50 countries. For more information, visit www.cooperindustries.com.

     Comparisons of 2004 and 2003 second-quarter and year-to-date results appear on the following pages.

     Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook and free cash flow. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently under way or to be initiated in the near future; 3) the successful implementation of the Company’s strategic initiatives; 4) changes in the tax laws, tax treaties or tax regulations; 5) the timing and amount of share repurchases by the Company; and 6) the resolution of potential liability exposure resulting from Federal-Mogul Corporation’s bankruptcy filing.

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     Further information regarding these and other risk factors is set forth in Cooper’s filings with the Securities and Exchange Commission, including Cooper’s Annual Report on Form 10-K.

     Cooper also will hold a conference call at 12:00 p.m. (Eastern) on July 22, 2004, to provide shareholders and other interested parties an overview of the Company’s second-quarter performance. Those interested in hearing the conference call may listen via telephone by dialing (800) 706-6239, or over the Internet through the Investor Center section of the Company’s Internet site, using the “Management Presentations” link. International callers should dial (706) 679-0660. No confirmation code or pass code will be needed for the live briefing by telephone.

     A replay of the briefing will be available by telephone until 11:00 p.m. (Eastern) on July 28, 2004, and over the Internet through August 4, 2004. The telephone number to access the replay is (800) 642-1687, and the access code number is 8505500. International callers should dial (706) 645-9291 and use the same access code to hear the replay.

     The conference call may include references to non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s Internet site under the heading “Management Presentations.”

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CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended June 30,
	2004	2003
	(in millions where applicable)
Revenues	$1,109.3	$1,010.9
Cost of sales	775.2	716.7
Selling and administrative expenses	212.0	194.9
Restructuring	—	(14.3)

Operating earnings	122.1	113.6
Interest expense, net	17.2	19.5

Income before income taxes	104.9	94.1
Income taxes	21.0	21.7

Net income	$83.9	$72.4

Net Income Per Common Share:
Basic	$.91	$.79

Diluted	$.89	$.78

Shares Utilized in Computation of Income Per Common Share:
Basic	92.2 million	92.2 million
Diluted	94.4 million	92.7 million

PERCENTAGE OF REVENUES

	Quarter Ended June 30,
	2004	2003*
Revenues	100.0%	100.0%
Cost of sales	69.9%	70.9%
Selling and administrative expenses	19.1%	19.3%
Operating earnings	11.0%	11.2%
Income before income taxes	9.5%	9.3%
Net income	7.6%	7.2%

*	See additional information on Reconciliation Excluding Restructuring on page 7.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended June 30
Segment Information

	Quarter Ended June 30,
	2004	2003
	(in millions)
Revenues:
Electrical Products	$928.9	$839.0
Tools & Hardware	180.4	171.9

Total	$1,109.3	$1,010.9

Segment Operating Earnings:
Electrical Products	$129.4	$109.2
Tools & Hardware	12.6	7.0

Total Segment Operating Earnings	142.0	116.2
General Corporate Expense	19.9	16.9
Restructuring	—	(14.3)
Interest expense, net	17.2	19.5

Income before income taxes	$104.9	$94.1

	Quarter Ended June 30,
	2004	2003
Return on Sales:
Electrical Products	13.9%	13.0%
Tools & Hardware	7.0%	4.1%
Total Segments	12.8%	11.5%

Reconciliation Excluding Restructuring

		Income			Net Income Per
		Before			Common Share
	Operating	Income	Income	Net
	Earnings	Taxes	Taxes	Income	Basic	Diluted
Reported three months ended June 30, 2003	$113.6	$94.1	$21.7	$72.4	$.79	$.78
Restructuring accrual reversal	(14.3)	(14.3)	(5.7)	(8.6)	(.09)	(.09)

Excluding restructuring accrual reversal	$99.3	$79.8	$16.0	$63.8	$.70	$.69

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CONSOLIDATED RESULTS OF OPERATIONS

	Six Months Ended June 30,
	2004	2003
	(in millions where applicable)
Revenues	$2,173.9	$1,968.7
Cost of sales	1,517.2	1,391.4
Selling and administrative expenses	420.4	387.2
Restructuring	—	(14.3)

Operating earnings	236.3	204.4
Interest expense, net	34.3	39.6

Income before income taxes	202.0	164.8
Income taxes	40.4	35.8

Net income	$161.6	$129.0

Net Income Per Common Share:
Basic	$1.74	$1.40

Diluted	$1.70	$1.39

Shares Utilized in Computation of Income Per Common Share:
Basic	92.9 million	92.1 million
Diluted	95.1 million	92.6 million

PERCENTAGE OF REVENUES

	Six Months Ended June 30,
	2004	2003*
Revenues	100.0%	100.0%
Cost of sales	69.8%	70.7%
Selling and administrative expenses	19.3%	19.7%
Operating earnings	10.9%	10.4%
Income before income taxes	9.3%	8.4%
Net income	7.4%	6.6%

* See additional information on Reconciliation Excluding Restructuring on page 9.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Six Months Ended June 30
Segment Information

	Six Months Ended June 30,
	2004	2003
	(in millions)
Revenues:
Electrical Products	$1,819.6	$1,643.2
Tools & Hardware	354.3	325.5

Total	$2,173.9	$1,968.7

Segment Operating Earnings:
Electrical Products	$250.2	$209.5
Tools & Hardware	24.4	13.5

Total Segment Operating Earnings	274.6	223.0
General Corporate Expense	38.3	32.9
Restructuring	—	(14.3)
Interest expense, net	34.3	39.6

Income before income taxes	$202.0	$164.8

	Six Months Ended June 30,
	2004	2003
Return on Sales:
Electrical Products	13.8%	12.7%
Tools & Hardware	6.9%	4.1%
Total Segments	12.6%	11.3%

Reconciliation Excluding Restructuring

		Income			Net Income Per
	Operating	Before Income	Income	Net	Common Share
	Earnings	Taxes	Taxes	Income	Basic	Diluted
Reported six months ended June 30, 2003	$204.4	$164.8	$35.8	$129.0	$1.40	$1.39
Restructuring accrual reversal	(14.3)	(14.3)	(5.7)	(8.6)	(.09)	(.09)

Excluding restructuring accrual reversal	$190.1	$150.5	$30.1	$120.4	$1.31	$1.30

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	June 30,	Dec. 31,
	2004	2003
	(in millions)
ASSETS
Cash and cash equivalents	$433.9	$463.7
Receivables	817.9	738.6
Inventories	576.2	552.0
Deferred income taxes and other current assets	151.9	206.5

Total current assets	1,979.9	1,960.8

Property, plant and equipment, less accumulated depreciation	678.5	711.4
Goodwill	2,066.8	2,056.6
Deferred income taxes and other noncurrent assets	216.3	236.5

Total assets	$4,941.5	$4,965.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$7.5	$6.2
Accounts payable	365.3	329.1
Accrued liabilities	439.2	433.7
Accrual for discontinued operations	217.3	252.5
Current maturities of long-term debt	30.2	0.4

Total current liabilities	1,059.5	1,021.9

Long-term debt	1,289.4	1,336.7
Postretirement benefits other than pensions	177.2	181.1
Other long-term liabilities	312.5	307.4

Total liabilities	2,838.6	2,847.1

Common stock	0.9	0.9
Capital in excess of par value	403.1	518.0
Retained earnings	1,859.3	1,762.8
Accumulated other nonowner changes in equity	(160.4)	(163.5)

Total shareholders’ equity	2,102.9	2,118.2

Total liabilities and shareholders’ equity	$4,941.5	$4,965.3

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RATIOS OF DEBT TO TOTAL CAPITALIZATION
AND NET DEBT TO TOTAL CAPITALIZATION
(PRELIMINARY)

	June 30,	Dec. 31,
	2004	2003
	(in millions where applicable)
Short-term debt	$7.5	$6.2
Current maturities of long-term debt	30.2	0.4
Long-term debt	1,289.4	1,336.7

Total debt	1,327.1	1,343.3
Total shareholders’ equity	2,102.9	2,118.2

Total capitalization	$3,430.0	$3,461.5

Total debt-to-total-capitalization ratio	38.7%	38.8%
Total debt	$1,327.1	$1,343.3
Less cash and cash equivalents	(433.9)	(463.7)

Net debt	$893.2	$879.6

Total capitalization	$3,430.0	$3,461.5
Less cash and cash equivalents	(433.9)	(463.7)

Total capitalization net of cash	$2,996.1	$2,997.8

Net debt-to-total-capitalization ratio	29.8%	29.3%

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Six Months Ended June 30,
	2004	2003
	(in millions)
Cash flows from operating activities:
Net income	$161.6	$129.0
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	57.5	61.8
Deferred income taxes	18.2	61.7
Restructuring charge payments	(3.7)	(11.1)
Changes in assets and liabilities:(1)
Receivables	(83.3)	(40.3)
Inventories	(25.8)	(17.6)
Accounts payable and accrued liabilities	27.7	(50.3)
Other assets and liabilities, net	67.1	(15.1)

Net cash provided by operating activities	219.3	118.1

Cash flows from investing activities:
Capital expenditures	(39.0)	(33.9)
Cash paid for acquired businesses	(10.1)	—
Proceeds from sales of property, plant and equipment and other	7.9	5.9

Net cash used in investing activities	(41.2)	(28.0)

Cash flows from financing activities:
Proceeds from issuances of debt	2.0	4.3
Repayments of debt	(1.5)	(167.2)
Dividends	(65.1)	(64.5)
Subsidiary purchase of parent shares	(164.9)	(5.4)
Activity under employee stock plans and other	24.1	2.1

Net cash used in financing activities	(205.4)	(230.7)

Effect of exchange rate changes on cash and cash equivalents	(2.5)	7.5

Decrease in cash and cash equivalents	(29.8)	(133.1)
Cash and cash equivalents, beginning of period	463.7	302.0

Cash and cash equivalents, end of period	$433.9	$168.9

                            (1) Net of the effects of translation.

Free Cash Flow Reconciliation

	Three Months Ended June 30,
	2004	2003
	(in millions)
Net cash provided by operating activities	$156.5	$128.4
Less capital expenditures	(22.3)	(14.5)
Add proceeds from sales of property, plant and equipment and other	4.6	2.0

Free cash flow	$138.8	$115.9

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